EXHIBIT 23.2

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent certified public accountants, we hereby consent to the use of our report dated January 19, 2006, except for the event discussed in Note 5, dated February 27, 2006 of SRKP 4, Inc. and to the reference made to our firm under the caption “Experts” included in or made part of this Form SB-2 Amendment #4.

/s/ AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
December 18, 2006